Exhibit 31.4

Certification of Principal Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Murray Williams, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2016 of Sigma Labs, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 10, 2017	By: /s/ Murray Williams
Name: Murray Williams
Title: Chief Financial Officer, Treasurer (Principal Financial and Accounting Officer)